UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

ALPINE SUMMIT ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-41510	98-1623755
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3322 West End Ave.
Suite 450
 Nashville, Tennessee, United States 37203
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (346) 264-2900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Subordinate Voting Shares, without par value	ALPS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the DIP Financing (as defined below) and the Interim DIP Order (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership.

Chapter 11 Filing

On July 5, 2023 (the "Petition Date"), Alpine Summit Energy Partners, Inc. (the "Company") and certain affiliates and related companies (together with the Company, the "Debtors") filed voluntary petitions (collectively, the "Petitions," and the cases commenced thereby, the "Chapter 11 Cases") seeking relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Court"). The Chapter 11 Cases will be jointly administered for procedural purposes only under the caption In re Alpine Summit Energy Partners, Inc., et al. (Case No. 23-90739). The Debtors will continue to operate as debtors-in-possession under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

On the Petition Date, the Debtors filed a number of motions with the Court generally designed to stabilize their operations and facilitate the Debtors' transition into Chapter 11. Certain of these motions seek authority from the Court for the Debtors to make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits, taxes, and certain vendors and other providers essential to the Debtors' businesses. The Court has approved the relief sought in these motions.

The Debtors are seeking to sell all or substantially all of their assets pursuant to Section 363 of the Bankruptcy Code. To facilitate their continued marketing and sale process, the Debtors will be filing a motion with the Court to approve a marketing and bidding procedures process, including milestones by which parties in interest will be required to submit bids for all or a portion of the Debtors' assets.

Debtor-in-Possession Financing

The Debtors entered Chapter 11 with a commitment for $15.5 million in debtor-in-possession financing ($8 million of which will be available on an interim basis) (the "DIP Financing") to be provided by their existing bank group to support their operations during the Chapter 11 Cases. On July 10, 2023, the Court entered an interim order (the "Interim DIP Order") approving the DIP Financing on the terms reflected in the DIP Term Sheet attached to the Interim DIP Order (as modified by the Interim DIP Order and the Settlement Term Sheet attached to the Interim DIP Order) on an interim basis and providing the Debtors with the necessary liquidity, along with cash on hand and cash generated from ongoing operations, to operate in Chapter 11 and to support the marketing and sale process. The foregoing description of the DIP Financing and the Interim DIP Order does not purport to be complete and is qualified in its entirety by reference to the Interim DIP Order (and the term sheets attached thereto), a copy of which is attached as Exhibit 10.1 hereto and is incorporated into this Item 1.03 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the DIP Financing and the Interim DIP Order set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 of this Current Report on Form 8-K constitutes an event of default that accelerated (i) the obligations of the Debtors under the First Amended and Restated Credit Agreement dated as of September 30, 2022, by and between HB2 Origination, LLC, a Delaware limited liability company and subsidiary of the Company, and Bank7, an Oklahoma banking corporation (as amended, the "Corporate Credit Facility"), and (ii) the obligations of the Debtors and of the Company's non-Debtor subsidiaries, Alpine Summit Funding, LLC and Alpine Summit Funding Holdings LLC, under the Amended and Restated Indenture between Alpine Summit Funding, LLC, as Issuer, and UMB Bank, N.A., as Indenture Trustee, Paying Agent and Securities Intermediary, dated as of September 12, 2022 (as amended, the "ABS Facility" and together with the Corporate Credit Facility, the "Debt Instruments").

As of the Petition Date, the principal amounts outstanding under the Corporate Credit Facility and the ABS Facility were approximately $54.0 million and $82.7 million, respectively. The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments against the Debtors are automatically stayed as a result of the Chapter 11 Cases, and the creditors' rights of enforcement in respect of the Debt Instruments against the Debtors are subject to the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 7.01 Regulation FD Disclosure.

On July 6, 2023, the Company issued a news release announcing the filing of the Chapter 11 Cases. A copy of the news release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Additional information about the Chapter 11 Cases, including access to copies of the documents filed with the Court, is available online at https://cases.ra.kroll.com/Alpine, a website administered by Kroll Restructuring Administration LLC, a third-party bankruptcy claims and noticing agent. The information on that website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. You should not assume that the information contained in this Current Report on Form 8-K or the accompanying Exhibit is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and the assumptions that were utilized may have changed since those dates.

Item 8.01 Other Events.

The Company cannot be certain that holders of the Company's Class A subordinate voting shares, multiple voting shares, and proportionate voting shares (collectively, the "Securities") will receive any payment or other distribution on account of those shares following the Chapter 11 Cases.

The Company cautions that trading in the Company's Securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company's Securities may bear little or no relationship to the actual value realized, if any, by holders of the Company's Securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its Securities.

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act and "forward-looking information" within the meaning of applicable Canadian securities legislation (collectively, "forward-looking statements"). Forward-looking statements are not statements of historical facts and often contain words such as "may," "will," "expect," "believe," "anticipate," "plan," "estimate," "seek," "could," "should," "intend," "potential," or words of similar meaning. Forward-looking statements are based on management's current expectations, beliefs, assumptions and estimates regarding the company, industry, economic conditions, government regulations and other factors. Forward-looking statements may include, for example, statements regarding the timing, manner, outcome and impact of the Chapter 11 Cases, and other statements regarding the Company's plans, strategies, prospects and expectations concerning the Company's business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company's ability to successfully complete a sale process under Chapter 11; potential adverse effects of the Chapter 11 Cases on the Company's liquidity and results of operations; the Company's ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company's sale process, DIP Financing, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company's ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company's ability to provide adequate compensation and benefits during the Chapter 11 Cases; the Company's ability to comply with the restrictions imposed by the DIP Financing and other financing arrangements; the Company's ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the Petitions on the Company and on the interests of various constituents, including holders of the Company's Securities; the Court's rulings in the Chapter 11 Cases, including the approval of the DIP Financing, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company's ability to consummate a sale; and increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the Securities and Exchange Commission, including those in "Item 1A - Risk Factors" in the Company's most recent Annual Report on Form 10-K and any updates thereto in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that the Company currently deems to be immaterial, could cause the Company's actual results to differ, and it is not possible for the Company to predict all of them. The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release dated July 6, 2023
10.1*	Interim Order (I) Authorizing Post-Petition Financing Secured by Senior Liens, (II) Authorizing the Debtor to use Cash Collateral, (III) Granting Adequate Protection, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE SUMMIT ENERGY PARTNERS, INC.
July 11, 2023	By:	/s/ Darren Moulds
	Name:	Darren Moulds
	Title:	Chief Financial Officer